UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 1, 2002

(Date of earliest event report): February 4, 2002

SENSYTECH, INC.

(Name of Small Business Issuer in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-08193	38-1873250

(Commission File No.)	(I.R.S. Employer
Identification No.)

8419 Terminal Road, Newington, Virginia 22122-1430

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703)550-7000

SENSYTECH, INC. AND SUBSIDIARIES

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

ST Production Systems, Inc. (ST), a wholly owned subsidiary of Sensytech, Inc. (STST), acquired additional operating assets from FEL Corporation (FEL) on February 1, 2002. The acquisition was a subject of and followed a hearing before the United States Bankruptcy Court for the District of New Jersey.

The assets acquired consisted primarily of equipment, inventories and other materials related to FEL’s defense contracting business. At the same time, certain U.S. Government contracts previously held by FEL were assigned to ST. The consideration paid for the assets was $1,850,000 in cash, which came from STST’s operating funds. There was no previous material relationship between FEL and Sensytech (the registrant) or any of its affiliates, directors or officers or any associate of its directors or officers. ST intends to use the assets to complete the U.S. Government contracts which it has assumed.

STST does not believe that the assets purchased from FEL constitute a “significant amount of assets” as defined in Form 8-K. However, it has chosen to report this transaction under this Item to provide useful and relevant information to the reader.

Sensytech, Inc. issued a press release announcing the Acquisition on February 4, 2002, which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

     Supplemental Data.

     FEL Corporation (FEL) audited financial statements are not available and have not been included. FEL was a private corporation with unaudited financial statements that included three business segments. The assets and related contracts acquired represent a single segment of the overall business activities of FEL. It is anticipated that the significant subsidiary tests will result in a determination that the purchased assets and related operations are not significant as compared to the registrant. In the event the determination is made that the amounts are significant, an amended Form 8-K will be filed within 60 days of the filing of this Form 8-K.

(b)  EXHIBITS.

     99.1 Press Release dated February 4, 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report be signed on its behalf by the undersigned, thereunto duly authorized.

SENSYTECH, INC.

February 15, 2002	By: /s/ Donald F. Fultz Donald F. Fultz Vice President, Treasurer, & Chief Financial Officer

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(b) EXHIBITS

[SENSYTECH, INC. LOGO]
8419 Terminal Road, P.O. Box 1430, Newington, VA 22122-1430 USA
703.550.7000 • Fax 703.550.0883
www.sensytech.com

NEWS RELEASE

For Immediate Release

Sensytech, Inc. Announces the Acquisition of Frequency Engineering Laboratories

NEWINGTON, VA. February 4, 2002 / Business Wire / — Sensytech, Inc. (Nasdaq SmallCap Market: STST), today announced the acquisition of the assets of Frequency Engineering Laboratories (FEL) for an undisclosed cash sum. The manufacturing and engineering operations of Frequency Engineering Laboratories located in Farmingdale, New Jersey, will become part of ST Production Systems, Inc., a wholly owned subsidiary of Sensytech, Inc. ST Production Systems will consolidate operations into a 150,000-square-foot engineering and manufacturing facility located at the same site and retain the work force.

On an annualized basis, revenues are estimated to be in excess of $15M.

ST Production Systems will continue production of the AN/SLQ-25A Surface Ship Torpedo Defense System, AN/SRQ-4 Shipboard Radio Terminal for the LAMPS System, MK-65 Quickstrike Mine, and selected other contracts.

Mr. S. Kent Rockwell, President and CEO of Sensytech, Inc., stated. “We consider this acquisition to be well suited in complementing Sensytech design and engineering capabilities with the low cost production capabilities afforded by the development of this new business.”

Sensytech, Inc. designs, develops and manufactures ESM, ELINT and threat warning systems, active EW systems, airborne imaging systems, communications reconnaissance systems and other special purpose communications equipment serving worldwide markets. Sensytech, through its predecessor companies, has been providing cutting edge technology applications and cost-effective systems solutions for three decades.

FOR MORE INFORMATION, CONTACT:
Betty Wells, Public Relations
(703) 550-7000 or betty.wells@sensytech.com
URL: www.sensytech.com

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